Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the quarter ended June 30, 2015
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$4,177,000
Preferred stock dividends	(20,000)
Income available to common stockholders	4,157,000	14,112,389	$0.29
Effect of Dilutive Securities:
Stock options		261,007
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$4,157,000	14,373,396	$0.29
For the quarter ended June 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$5,081,000
Preferred stock dividends	(20,000)
Income available to common stockholders	5,061,000	14,183,569	$0.36
Effect of Dilutive Securities:
Stock options		203,698
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$5,061,000	14,387,267	$0.35
For the six months ended June 30, 2015
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$9,899,000
Preferred stock dividends	(40,000)
Income available to common stockholders	9,859,000	14,140,269	$0.70
Effect of Dilutive Securities:
Stock options		271,310
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$9,859,000	14,411,579	$0.68
For the six months ended June 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$10,025,000
Preferred stock dividends	(40,000)
Income available to common stockholders	9,985,000	14,172,196	$0.70
Effect of Dilutive Securities:
Stock options		193,781
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$9,985,000	14,365,977	$0.70